Exhibit 10.5

$111,109.00	July 6, 2016

PROMISSORY NOTE
This PROMISSORY NOTE (this “Note”) is made as of July 6, 2016 between MEDIZONE INTERNATIONAL, INC., a Nevada corporation (“Maker”) and DR. MICHAEL SHANNON (“Holder”).

WHEREAS, Holder is currently serving as Director of Medical Affairs and President of Maker; and

WHEREAS, Maker owes Holder One Hundred Eleven Thousand One Hundred Nine Dollars ($111,109.00) in accrued and unpaid wages (the “Principal Amount”); and

WHEREAS, Holder and Maker desire to execute this Note for the payment of the Principal Amount as provided herein.

IN CONSIDERATION of amounts owed hereunder, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Maker hereby promises to pay to the order of Holder, in lawful money of the United States, the Principal Amount, together with accrued interest and all other charges, owed under the terms of this Note as hereinafter set forth.

1. Payments; Method of Payment; Definitions.
(a) The Principal Amount shall be due and payable beginning on the first to occur of the following events: (a) Change in Control (as defined below), (b) Executive’s death or (c) Executive’s Disability (as defined below) (as defined below) (each, a “Trigger Event”).
(b) Upon the occurrence of a Trigger Event, the Principal Amount and any accrued and unpaid interest shall be paid to Holder by wire transfer of immediately available funds to Holder’s account at a bank specified by Holder in writing to Maker either (i) in equal installments of Four Thousand Dollars ($4,000.00) each to be paid on the last date of each month commencing on the first such date to occur after the occurrence of the Trigger Event and continuing until this Note is satisfied and paid in full or (ii) in one lump sum payment of the Principal Amount within fifteen (15) days of the occurrence of such Trigger Event.  Whenever any payment to be made hereunder shall be due on a day that is not a business day, such payment shall be made on the next succeeding business day and such extension will be taken into account in calculating the amount of interest payable under this Note.
(c) All payments hereunder shall be applied in the following order: (i) to any collection costs Holder may have incurred in procuring Maker’s performance on this Note; (ii) to the outstanding interest which has accrued on the balance of the Note; and (iii) to the outstanding Principal Amount of the Note.

(d) Definitions.
(i) “Change in Control”: shall mean the occurrence of any of the following after the Effective Date: (A) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock; (B) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing 30% or more of the total voting power of the stock of such corporation; (C) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (D) the sale of all or substantially all of the Company's assets. Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”).
(ii) “Disability” shall mean Executive’s inability, due to physical or mental incapacity, to perform the essential functions of his job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.  Any question as to the existence of Executive’s Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of this Note.
2. Default.  The occurrence of any of the following shall constitute an event of default hereunder (each, an “Event of Default”):

(a) Maker fails to pay all or any of the payments within five (5) days after the date such payment becomes due and payable in accordance with Section 1 above;
(b) the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(c) there is commenced against Maker any case, proceeding or other action which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 15 days;
(d) there is commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 15 days from the entry thereof;
(e) Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (b) or (c) above; or
(f) Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.
3. Remedies.  Upon the occurrence and continuance of an Event of Default, Holder may (a) without further notice or demand (which are hereby waived by Maker), declare the entire unpaid Principal Amount and all accrued but unpaid interest on this Note immediately due and payable, and (b) proceed to protect and enforce Holder’s rights, powers or remedies under applicable Law.
4. Interest Rate; Default Rate. Upon the occurrence of a Trigger Event, interest shall accrue on the unpaid balance of this Note at a rate of two percent (2%) per annum.  Upon the occurrence of an Event of Default, all obligations under this Note shall bear interest, until paid in full, at a rate of five percent (5%) per annum.  All computations of interest shall be made on the basis of a year of 365 days, and the actual number of days elapsed.
5. Representations and Warranties. Maker hereby represents and warrants to the Noteholder on the date hereof as follows:
(a) Existence.  Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization.
(b) Power and Authority.  Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.
(c) Authorization, Execution and Delivery.  The execution and delivery of this Note by Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action, including by the Compensation Committee of Maker’s Board of Directors, and in accordance with all applicable laws. Maker has duly executed and delivered this Note.
(d) No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for Maker to execute, deliver, or perform any of its obligations under this Note.

(e) No Violations. The execution and delivery of this Note and the consummation by Maker of the transactions contemplated hereby do not and will not (i) violate any provision of Maker’s organizational documents; (ii) violate any law or order applicable to Maker or by which any of its properties or assets may be bound; or (iii) constitute a default under any material agreement or contract by which Maker may be bound.
(f) Enforceability. The Note is a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
6. Prepayment.  Maker may prepay the entire outstanding Principal Amount, together with all accrued but unpaid interest and any other charges and fees payable under this Note, at any time without any prepayment penalty, additional fees or prior notice.

7. Cumulative Rights.  No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
8. Governing Law.  This Note will be governed by, and construed in accordance with, the internal laws of the State of Nevada regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

9. Severability.  If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

10. Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a party may from time to time specify in writing.  Notices if (a) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (b) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day) and (c) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment)..
11. Successors and Assigns.  Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Holder.  This Note shall inure to the benefit of, and be binding upon, Maker and its permitted assigns.

12. Amendment.  No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13. Waiver of Notice. Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

[Signature page follows immediately]

IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first written above.

MEDIZONE INTERNATIONAL, INC.,
a Nevada corporation

By:  /s/ Boyd G. Evans
Name: Boyd G. Evans
Title: Chief Financial Officer

Signature Page to Promissory Note